Exhibit 10.14 (a)

February 3, 2012

ONCOTHYREON INC.

2601 Fourth Avenue, Suite 500

Seattle, Washington 98121

Attention: Julie Eastland, Chief Financial Officer

Phone: (206) 801-2112

Facsimile: (206) 801-2101

RE:	Loan Agreement, dated as of February 8, 2011 (as amended, restated, supplemented or modified from time to time, the “Loan Agreement”), by and among Oncothyreon Inc. (“Borrower”), the other Loan Parties signatory thereto, the Lenders signatory thereto from time to time, and General Electric Capital Corporation (“GE Capital”), as a Lender and as agent for the Lenders (in such capacity, the “Agent”)

Ladies and Gentlemen:

All capitalized terms used in this letter agreement shall have the respective meanings given such terms in the above-referenced Loan Agreement.

Subject to the terms and conditions hereof and in accordance with Section 10.8(b) of the Loan Agreement, notwithstanding any provision set forth in the Loan Agreement to the contrary, the Borrower, the Agent and the Requisite Lenders hereby agree that (a) the Borrower may terminate the Small Cap Biotech Agreement and (b) Section 7.13 of the Loan Agreement is deleted in its entirety; provided, however, that (a) at all times after the date hereof and prior to August 1, 2012, (i) the Borrower shall maintain a $50,000,000 “At-the-Market” facility with Cowen and Company, LLC, as sales agent (“Cowen”) pursuant to (1) that certain Sales Agreement, dated as of February 3, 2012, by and between Borrower and Cowen substantially in the form attached hereto as Exhibit A, and (2) any agreements executed in connection therewith (collectively, as the same are amended from time to time in accordance with Section 7.11 of the Loan Agreement, the “Cowen Agreement”), and (ii) the Borrower shall have the ability to make “Placement Notices” (as such term is defined in the Cowen Agreement), under the Cowen Agreement unless the Borrower has previously requested and drawn at least $12,000,000 available under the Cowen Agreement, and (b) all references in the Loan Agreement to “Small Cap Biotech” and “Small Cap Biotech Agreement” shall be deemed to refer to Cowen and the Cowen Agreement, respectively.

The agreement in the immediately preceding paragraph relates solely to the Cowen Agreement, and nothing in this letter agreement is intended (or shall be construed) as the agreement of the parties to any transaction or the waiver by the Agent or Lenders of any Default or Event of Default that may now exist or hereafter occur under the Loan Agreement or a waiver by the Agent or Lenders of any rights or remedies of the Agent and Lenders under the Debt Documents.

This letter agreement shall not become effective unless, on or before the date hereof, the Borrower (i) delivers to Agent a counterpart of this letter agreement duly executed by Borrower, the other Loan Parties, the Agent and the Requisite Lenders, and (ii) delivers to Agent a copy of the fully-executed Cowen Agreement.

Borrower hereby ratifies and reaffirms each and every term, covenant and condition set forth in each Debt Document (other than to the extent expressly set forth in this letter agreement), all effective as of the date hereof. The Borrower hereby represents and warrants to the Agent and each Lender that no Default or Event of Default has occurred and is continuing under the Loan Agreement as of the date hereof. Borrower absolutely and unconditionally agrees to reimburse the Agent for all reasonable and documented fees, costs and expenses, including all reasonable fees and expenses of all of its counsel, advisors and other professional and service providers, incurred in the preparation, negotiation, execution and delivery of this letter agreement or the transactions contemplated hereby.

By signing below, Borrower acknowledges and agrees that this document is a Debt Document and that the Borrower’s failure to comply with any term or provision of this letter agreement shall constitute an immediate Event of Default under the Loan Agreement and the Agent and the Lenders shall have the right to exercise its rights and remedies pursuant to the Loan Agreement.

Please indicate your agreement with the terms and conditions of this letter agreement by causing it to be executed by the appropriate party in the places provided below. This letter agreement may be executed in multiple counterparts, each of which shall constitute an original hereof, and all of which taken together shall constitute one and the same agreement. This letter agreement shall be governed by and construed in accordance with the internal laws of the State of New York (without regard to the conflict of laws principles of such state).

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Very truly yours,

GENERAL ELECTRIC CAPITAL CORPORATION, as Agent and a Lender

By:	/s/ Peter Gibson
Name:	Peter Gibson
Title:	Duly Authorized Signatory

ACCEPTED AND AGREED TO:

ONCOTHYREON INC., as Borrower

By:	/s/ Robert Kirkman, M.D.
Name: Robert Kirkman, M.D.
Title: President & CEO

BIOMIRA MANAGEMENT, INC., as Guarantor

By:	/s/ Robert Kirkman, M.D.
Name: Robert Kirkman, M.D.
Title: President & CEO

PROLX PHARMACEUTICALS CORPORATION, as Guarantor

By:	/s/ Robert Kirkman, M.D.
Name: Robert Kirkman, M.D.
Title: President & CEO

SIGNATURE PAGE

EXHIBIT A

FORM OF COWEN SALES AGREEMENT